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                                                                     EXHIBIT 3.6

                          KIANTONE PIPELINE CORPORATION
                     (hereinafter called the "Corporation")

                                     Bylaws

                           (Adopted February 29, 1988)




                                    Article I

                               OFFICES AND RECORDS


      1.1. The Corporation shall maintain an office in the State of New York and shall keep at said office or at the office of its transfer agent or registrar in the State of New York a complete record of shareholders; provided, that the registered office of the Corporation shall be located in the City of Philadelphia, County of Philadelphia, Commonwealth of Pennsylvania. The Corporation may maintain such other offices and may keep its other books, documents and records at such places within or without the State of New York as may from time to time be designated by the Board of Directors or as the business of the Corporation may require.

                                   Article II

                            MEETINGS OF SHAREHOLDERS

      2.1. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place within or without the State of New York as the Board of Directors may designate. The place at which any meeting is to be held shall be specified in the notice of such meeting.

      2.2. Time of Annual Meeting. An annual meeting of shareholders of the Corporation, for the election of directors and for the transaction of any other proper business, commencing with the year 1988, shall be held either (a) at 10:00 A.M. on the on the 31st day of October, unless such day is a legal holiday, in which event the meeting shall be held at the same time on the next business day, or (b) at such other time and date, not more than thirteen months after the last preceding annual meeting, as the Board of Directors shall designate.

      2.3. Call of Special Meetings. Special meetings of the shareholders shall be called by the Secretary at the
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request in writing of the Chairman of the Board, the President or a majority of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

      2.4. Quorum and Adjourned Meetings. Except as otherwise provided by any provision of law, the Certificate of Incorporation or these Bylaws requiring a greater quorum, a quorum for the transaction of business at meetings of the shareholders shall consist of the holder or holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, provided that when a specified item of business is required to be voted on by a class or series, voting as a class, the holder or holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such item. Whether or not a quorum is present, a majority in interest of the shareholders present in person or represented by proxy at any duly called meeting and entitled to vote thereat may adjourn the meeting from time to time to another time or place, at which time or place, if a quorum is present, any business may be transacted which might have been transacted at the meeting as originally scheduled. Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken, unless a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

      2.5. Vote of Shareholders and Proxies. Every shareholder entitled to vote at a meeting or to express consent or dissent without a meeting may exercise such vote in person or may authorize another person or persons to act for him by proxy signed by such shareholder or by his attorney-in-fact. No proxy shall be valid after eleven months from the date thereof unless otherwise provided in the proxy. Each shareholder shall have one vote for each share having voting power held by him. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all elections of directors shall be determined by a plurality of the votes cast in respect thereof, and all other items of business upon which a vote of shareholders is held shall be decided by a majority of the votes cast in respect thereof, a quorum being present in each instance.

      2.6. List of Shareholders. The Secretary shall prepare, or cause the transfer agent to prepare, prior to every meeting of the shareholders, a complete list of the shareholders entitled to vote at the meeting, certified by the Secretary or the transfer agent. Such list shall be produced at any meeting of shareholders upon the request
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thereat or prior thereto of any shareholder. If the right of any person to vote at any meeting is challenged, the inspectors of election or the person presiding thereat shall require such list to be produced as evidence of the right of such person to vote and all persons who appear from such fist to be shareholders entitled to vote thereat may vote at such meeting.

      2.7. Inspectors of Elections. In advance of any shareholders meeting the Board may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a shareholders' meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

      2.8. Notice of Meetings. Written notice of each meeting of the shareholders shall be given by the Secretary, not less than ten or more than fifty days before the meeting, to each shareholder entitled to vote at such meeting. Such notice shall set forth the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof and an indication that the notice is being issued by or at the direction of the person or persons calling the meeting. The business transacted at any special meeting shall be confined to the purposes stated in such notice. No such notice of any meeting need be given to any shareholder who files a written waiver of notice thereof with the Secretary, either before or after the meeting. The attendance of any shareholder at a meeting of shareholders, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice of such meeting.

      2.9. Action Without a Meeting. Whenever under the New York Business Corporation Law the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding shares entitled to vote thereon.
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                                   Article III

                               BOARD OF DIRECTORS

      3.1. Number and Qualifications of Directors. The business of the Corporation shall be managed by its Board of Directors (the "Board") , which shall consist of such number of members, not less than one, as may be fixed from time to time by vote of a majority of the entire Board or as may otherwise by required by law. Each director shall be at least eighteen years of age.

      3.2. Election of Directors and Vacancies. Except as otherwise provided in this Section 3.2, each director shall be elected at an annual meeting of shareholders. Newly created directorships and all other vacancies occurring for any reason (including the removal of directors without cause) may be filled at any time by a majority vote of the directors then in office, although less than a quorum. Unless he resigns, dies or is removed prior thereto, each director shall continue to hold office until the annual meeting of shareholders next following his election, and until his successor has been elected and has qualified.

      3.3. Resignations. Resignations of directors must be in writing and shall be effective upon the date of receipt thereof by the Secretary or upon an effective date specified therein, whichever date is later, unless acceptance is made a condition of the resignation, in which event it shall be effective upon acceptance by the Board.

      3.4. Removal of Directors. Any director may be removed at any time, with or without cause, by vote of the shareholders. Any director may be removed for cause by action of the Board.

      3.5. Powers. The Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

      3.6. Meetings of the Board. (a) The first meeting of the Board after the annual meeting of shareholders may be held without notice, either immediately after said meeting of shareholders and at the place where it was held, or at such other time and place, whether within or without the State of New York, as shall be determined by the Board prior to the annual meeting or by the consent in writing of all the directors.
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      (b) Regular meetings of the Board may be held without notice at such time and place, whether within or without the State of New York, as shall from time to time be determined by the Board.

      (c) Special meetings of the Board shall be called by the Secretary at the request in writing of the Chairman of the Board, if elected, of the President or of one-fifth of the entire Board. Such request shall state the purpose or purposes of the proposed meeting. Such meetings may be held at any place, whether within or without the State of New York. Notice of each such meeting, specifying the time and place thereof, shall be given by the Secretary by causing the same to be delivered to each director at least three days before the meeting or mailed to each director at least four days before the meeting. No such notice of any meeting need be given to any director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or who files a written waiver of notice thereof with the Secretary, either before or after the meeting.

      3.7. Quorum of Directors. A quorum for the transaction of business at meetings of the Board shall consist of a majority of the directors then in office, but in no event less than one-third of the entire Board. In the absence of a quorum at any duly scheduled or duly called meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present, at which time any business may be transacted which might have been transacted at the meeting as originally scheduled.

      3.8. Meetings by Conference Telephone. One or more members of the Board or of any committee thereof may participate in any meeting of the Board or of such committee by means of conference telephone or similar communications. equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. In any such case the minutes of the meeting shall indicate which members of the Board or of such committee participated in the meeting by such means.

      3.9. Action Without a Meeting. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or committee consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
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      3.10. Executive Committee. The Board of Directors, by resolution passed by a majority of the entire Board, may designate from its members an Executive Committee and such other standing or special committees, each to consist of three or more directors, as may be provided in such resolution. The Board may designate one or more directors as alternate members of each committee, who may replace any absent member at any meeting of the committee. Each committee may meet at stated times, or on notice to all by any of their own number. During the intervals between meetings of the Board the Executive Committee shall advise, consult with and aid the officers of the Corporation in all matters concerning its interests and the management of its business, and generally perform such duties as may be directed by the Board from time to time. The Executive
Committee shall possess and may exercise all the powers of the Board while the Board is not in session, except that the Executive Committee shall have no authority with respect to the submission to shareholders of any action for which shareholders' approval is required by New York law, the filling of vacancies in or the fixing of compensation of directors for serving on the Board, the Executive Committee or any other committee of the Board, the amendment or repeal of these Bylaws or the adoption of new Bylaws, or the amendment or repeal of any resolution of the Board which by its terms can not be so amended or repealed. Each other committee shall have all such powers and perform all such duties as may be specified from time to time by the Board. Vacancies in the membership of each committee shall be filled by the Board. Unless he resigns, dies or is removed prior thereto, each member of a committee shall continue to hold office until the first meeting of the Board after the annual meeting of shareholders next following his designation, and until his successor has been designated. Any member of a committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the entire Board. Each committee shall keep regular minutes of its proceedings and report the same to the Board.

      3.11. Compensation of Directors. The directors as such, and as members of any standing or special committee, may receive such compensation for their services as may be fixed from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
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                                   Article IV

                                    OFFICERS

      4.1. Number, Election and Compensation. The officers of the Corporation shall be chosen by the Board. The principal officers shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and may in the discretion of the Board include a Chairman of the Board. The Board may choose such other officers having such powers and duties as the Board may determine. Each officer shall be elected each year at the first meeting of the Board after the annual meeting of the shareholders of the Corporation. Two or more offices, except those of President and Secretary, may be held by the same person. The salaries of the principal officers of the Corporation shall be fixed by the Board; the salaries of other officers may be fixed by the President.

      4.2. Term and Removal. Unless he resigns, dies or is removed prior thereto, each officer of the Corporation shall hold office until his successor has been chosen and has qualified. Any person elected or appointed by the Board may be removed at any time, with or without cause, and all vacancies (however arising) may be filled at any time, in each case by the affirmative vote of a majority of the directors then in office. Any other employee of the Corporation may be removed at any time, with or without cause, by whichever of the Chairman of the Board or the President shall be the chief executive officer of the Corporation or by any superior of such employee to whom the power of removal has been delegated by such chief executive officer.

      4.3. Chairman of the Board. The Chairman of the Board, if one is elected, shall be the chief executive officer if so designated by the Board and shall preside at all meetings of the shareholders and the Board. He shall be a member and chairman of the Executive Committee and of all other committees appointed by the Board, and he shall have such other powers and perform such other duties as may be prescribed from time to time by the Board.

      4.4. President. The President shall be the chief executive officer unless the Chairman of the Board has been so designated pursuant to Section 4.3, shall have general supervision and direction of the business of the Corporation, shall see that all orders and resolutions of the Board are carried into effect, and shall be a member of the Executive Committee and of all other committees appointed by the Board. He shall have all the general powers and duties usually vested in the chief executive officer of a corporation unless the Chairman of the Board has been so designated and in addition
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shall have such other powers and perform such other duties as may be prescribed from time to time by the Board. He shall be vested with all the powers and perform all the duties of the Chairman of the Board in the absence or disability of the Chairman of the Board, and the performance of any act or the execution of any instrument by the President in any instance in which such performance or execution would customarily have been accomplished by the Chairman of the Board shall constitute conclusive evidence of the absence or disability of the Chairman of the Board.

      4.5. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be prescribed from time to time by the Board, the Chairman of the Board or the President. In the absence or disability of the Chairman of the Board and the President, each Vice President shall be vested with all the powers and authorized to perform all the duties of said officers, and the performance of any act or the execution of any instrument by a Vice President in any instance in which such performance or execution would customarily have been accomplished by the Chairman of the Board or by the President shall constitute conclusive evidence of the absence or disability of the Chairman of the Board and the President.

      4.6. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and of the Board when notice is required by these Bylaws. He shall have custody of the seal of the Corporation, and, when authorized by the Board or when any instrument requiring the corporate seal to be affixed shall first have been signed by the Chairman of the Board, the President or a Vice President, shall affix the seal to such instrument and shall attest the same by his signature. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board, the Chairman of the Board or the President.

      4.7. Assistant Secretaries. Each Assistant Secretary, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Secretary in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Secretary in any instance in which such performance or execution would customarily have been accomplished by the Secretary shall constitute conclusive evidence of the absence or disability of the Secretary. Each Assistant Secretary shall
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perform such other duties as may be prescribed from time to time by the Board, the Chairman of the Board, the President or the Secretary.

      4.8. Treasurer. The Treasurer shall be the chief financial officer of the Corporation. He shall have custody of the corporate funds and securities of the Corporation, keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board. He shall disburse the funds of the Corporation, taking proper vouchers for such disbursements, and render to the Chairman of the Board, if one is elected, the President and the Board, at the regular meetings of the Board or whenever any of them may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and perform such other duties as may be prescribed from time to time by the Board, the Chairman of the Board or the President.

      4.9. Assistant Treasurers. Each Assistant Treasurer, if one or more are appointed, shall be vested with all the powers and authorized to perform all the duties of the Treasurer in his absence or disability. The performance of any act or the execution of any instrument by an Assistant Treasurer in any instance in which such performance or execution would customarily have been accomplished by the Treasurer shall constitute conclusive evidence of the absence or disability of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be prescribed from time to time by the Board, the Chairman of the Board, the President or the Treasurer.

      4.10. Fidelity Bonds. If required by the Board, any officer shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

      4.11. Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, provided a majority of the directors then in office concur therein.
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                                    Article V

                                 INDEMNIFICATION

      5.1. The Corporation shall, to the fullest extent permitted by law as in effect at any time, indemnify, including interim indemnification, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against all liabilities, expenses (including attorney's fees), judgments, fines and amounts paid in settlement incurred by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, association or other entity or enterprise. Expenses (including attorney's fees) incurred in defending an action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by law. By provision of these Bylaws, by resolution of the shareholders or of the directors or by agreement, the Corporation may, in accordance with Section 721 of the Business Corporation Law of the State of New York (as now or hereafter amended or under any similar provisions hereafter enacted), grant any director or officer rights of indemnification or advancement of expenses in addition to or other than those granted pursuant to, or provided by, said Sections 722 through 725 of said Business Corporation law (as now or hereafter amended or under any similar provisions hereafter enacted).

                                   Article VI

                                  CAPITAL STOCK

      6.1. Certificates for Shares. The certificates for shares of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall state on their face that the Corporation is formed under the laws of New York and shall exhibit the holder's name and number and class of shares and shall be signed by (a) the Chairman of the Board or the President or a Vice President and (b) the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures of the officers on the certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. If any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall
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cease to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. When the Corporation is authorized to issue shares of more than One class there shall be set forth upon the face or back of the certificate, or the certificate shall include a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed, and the authority of the Board to designate and fix the relative rights, preferences and limitations of other series.

      6.2. Transfers of Shares. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his attorney, executor or administrator, lawfully constituted in writing, and upon surrender of the certificate therefor.

      6.3. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of New York.

      6.4. Lost Certificates. Any person claiming a certificate for shares to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation, and shall give the Corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to such officer, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as the Board shall prescribe.

      6.5. Dividends. Dividends upon the capital stock of the Corporation payable in cash, in property or in its shares may be declared by the Board at any regular or special meeting as provided by law and the Certificate of Incorporation. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the directors from time to time, in their absolute discretion,
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think proper as a reserve fund to meet Contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

      6.6. Fixing Record Date. For the purpose of determining the shareholders entitled to (a) notice of or to vote at any meeting of shareholders or any adjournment thereof, (b) express consent to or dissent from any proposal without a meeting, (c) receive payment of any dividend or other distribution or allotment of any rights, or (d) exercise any rights in respect of any of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action.

                                   Article VII

                               CONDUCT OF BUSINESS

      7.1. Powers of Execution. (a) All checks and other demands for money and notes and other instruments for the payment of money shall be signed on behalf of the Corporation by such officer or officers or by such other person or persons as the Board may from time to time designate.

            (b) All contracts, deeds and other instruments to which the seal of the Corporation is affixed shall be signed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or such other person or persons as the Board may from time to time designate, and shall be attested by the Secretary or an Assistant Secretary.

            (c) All other contracts, deeds and instruments shall be signed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or such other person or persons as the Board, the Chairman of the Board or the President may from time to time designate.

            (d) All shares of stock owned by the Corporation in other corporations shall be voted on behalf of the Corporation by such person or persons as the Board may from time to time designate, or, in the absence of such designation, by whichever of the Chairman of the Board or the President shall be the chief executive officer of the Corporation.

      7.2. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words, "Corporate Seal, New York."
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      7.3. Fiscal Year. The fiscal year of the Corporation shall be the twelve months ending August 31 or such other period as may be fixed by the Board of Directors.

                                  Article VIII

                                     NOTICES

      8.1. Whenever, under the provisions of these Bylaws, notice is required to be given to any director or shareholder, such notice may be given in writing (a) in person or (b) by mail, by depositing the same in the United States mail, postage prepaid, addressed to such director or shareholder at such address as appears on the records of the Corporation (or in the case of any shareholder, at such other address as he may have specified in a written request filed with the Secretary), and such notice shall be deemed to be given on the day it is so mailed.

                                   Article IX

                                   AMENDMENTS

      9.1. These Bylaws may be amended or repealed (a) by the vote of the holder or holders of the shares at the time entitled to vote in the election of any directors or (b) at any meeting of the Board by the affirmative vote of a majority of the directors then in office except as to any matter requiring a higher vote under the laws of New York; provided, however, that in either case notice of the proposed amendment shall have been contained in the notice of the meeting.